SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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MIDWEST AIR GROUP, INC.
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MIDWEST AIR GROUP, INC.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154
(414) 570-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 22, 2004

To the Shareholders of
MIDWEST AIR GROUP, INC.:

        Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of Midwest Air Group, Inc. (formerly known as Midwest Express Holdings, Inc.) (the “Company”) will be held at the Clarion Hotel Airport, 5311 South Howell Avenue, Milwaukee, Wisconsin on Thursday, April 22, 2004 at 10:00 a.m. CDT, for the following purposes:

1.	To elect three directors to serve for a three-year term to expire at the 2007 Annual Meeting of Shareholders; and

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

        Holders of record of common stock of the Company at the close of business on March 5, 2004 will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

        Your vote is very important. Whether or not you attend the Meeting, please take the time to vote your shares by promptly completing, signing, dating and mailing the proxy card in the postage-paid envelope provided (or, if applicable, by following the instructions supplied to you by your bank or brokerage firm for voting by telephone or via the Internet). You retain the right to revoke the proxy at any time before it is actually voted by delivering notice of such revocation to the Secretary of the Company in open meeting or by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.

By Order of the Board of Directors,
/s/ Carol N. Skornicka
Carol N. Skornicka
Senior Vice President-Corporate Affairs,
Secretary and General Counsel

Milwaukee, Wisconsin
March 22, 2004

MIDWEST AIR GROUP, INC.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154

Proxy Statement for Annual Meeting of Shareholders
To Be Held on April 22, 2004

        This proxy statement is furnished beginning on or about March 22, 2004 in connection with the solicitation of proxies by the Board of Directors of Midwest Air Group, Inc. (which changed its name from Midwest Express Holdings, Inc. effective January 1, 2004) (the “Company”) to be used at the Annual Meeting of Shareholders (the “Meeting”) of the Company, which will be held at 10:00 a.m. CDT, Thursday, April 22, 2004 at the Clarion Hotel Airport, 5311 South Howell Avenue, Milwaukee, Wisconsin and at any adjournments or postponements thereof.

        Shareholders may vote their shares in one of four ways.

        (1)       By mail. The shares of shareholders who complete and properly sign the accompanying proxy card and return it in the enclosed envelope before the Meeting will be voted as directed by such shareholder at the Meeting and any adjournments or postponements of the Meeting. The shares of a shareholder who properly signs and returns the proxy card, but does not specify how to vote, will be voted for the election of the director nominees listed below, except that proxy cards returned by a broker to indicate a broker nonvote will not be so voted and will not constitute a vote “for” or “against” the election of a nominee as director.

        (2)       By telephone. Shareholders who hold their shares in “street name” through a broker, nominee, fiduciary or other custodian may be able to vote their shares by telephone. A large number of banks and brokerage firms are participating in a program that allows eligible shareholders to vote by telephone. If a shareholder’s bank or brokerage firm is participating in the telephone voting program, then such bank or brokerage firm will provide the shareholder with instructions for voting by telephone. If a shareholder votes by telephone, then such shareholder does not need to return the proxy card by mail. If a shareholder’s bank or brokerage firm does not provide instructions for voting by telephone or via the Internet, then such shareholder should mark the enclosed proxy card, date it and sign it, and return it in the enclosed envelope.

        (3)       Via the Internet. Shareholders who hold their shares in “street name” through a broker, nominee, fiduciary or other custodian may be able to vote their shares via the Internet. A large number of banks and brokerage firms are participating in a program that allows eligible shareholders to vote via the Internet. If a shareholder’s bank or brokerage firm is participating in the online voting program, then such bank or brokerage firm will provide the shareholder with instructions for voting via the Internet. If a shareholder votes via the Internet, then such shareholder does not need to return the proxy card by mail. If a shareholder’s bank or brokerage firm does not provide instructions for voting via the Internet or by telephone, then such shareholder should mark the enclosed proxy card, date it and sign it, and return it in the enclosed envelope.

        (4)       In person. Written ballots will be available from the Company’s Secretary before the Meeting commences. Shareholders whose shares are held in the name of a bank, broker or other holder of record must obtain a proxy, executed in such shareholder’s favor, from the record holder in order to vote their shares at the Meeting if they decide to attend in person. However, shareholders who send in their proxy cards, and also attend the Meeting, do not need to vote again unless they wish to revoke their proxy.

        Telephone and Internet voting procedures, if available, are designed to authenticate shareholders’ identities to allow shareholders to give their voting instructions and to confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there might be costs that they must bear associated with electronic access, such as usage charges from Internet access providers and telephone companies.

        Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering notice of such revocation to the Secretary of the Company in open meeting or in writing by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. Presence at the Meeting by a shareholder who has signed a proxy does not itself revoke the proxy.

        The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on March 5, 2004. As of the record date, there were 17,406,601 shares outstanding of the Company’s common stock, par value $0.01 per share (“Common Stock”). Each share of Common Stock is entitled to one vote on each matter to come before the Meeting.

ELECTION OF DIRECTORS

        The size of the Board of Directors is currently fixed at 10 members divided into three classes. One class is elected each year to serve for a term of three years. At the Meeting, holders of Common Stock will be entitled to elect three directors. Each of the seven directors in the other classes will continue to serve in accordance with their previous elections. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). For this purpose, “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

        Proxies received representing Common Stock will, unless otherwise directed, be voted in favor of the election of each of the three nominees named below to serve as directors until the 2007 Annual Meeting of Shareholders and until their respective successors have qualified and been elected. Pursuant to the Company’s Bylaws, written notice of other qualifying nominations by shareholders for election to the Board of Directors must have been received by the Secretary by February 5, 2004. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made by shareholders at the Meeting.

        Listed below are the names of the nominees for election to the Board of Directors at the Meeting for a three-year term and of each director of the Company whose term will continue after the Meeting, together with certain additional information concerning each such nominee and director as of March 5, 2004. As used below, the “Company” refers to Midwest Air Group, Inc. and, for the period prior to the formation of Midwest Air Group in July 1995, to Midwest Airlines, Inc. (“Midwest Airlines”), which is a wholly owned subsidiary of Midwest Air Group, Inc. The nominees are currently directors of the Company. If any of the nominees should be unable or unwilling to serve, then the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

NOMINEES FOR ELECTION AS DIRECTORS
Terms Expiring at 2007 Annual Meeting

Name	Age	Business Experience During Last Five Years	Director Since

John F. Bergstrom	57	Chairman and Chief Executive Officer of Bergstrom Corporation	1993
		(automobile sales and leasing) since 1974. Director of Wisconsin
		Energy Corporation, Kimberly-Clark Corporation, Sensient
		Technologies Corporation and Banta Corporation.
Frederick P. Stratton, Jr	64	Chairman Emeritus of Briggs & Stratton Corporation (engine	1988
		manufacturing). Chairman of the Board of Directors of Briggs &
		Stratton Corporation from 2001 to January 2003. Chairman and
		Chief Executive Officer of Briggs & Stratton Corporation from
		1986 to 2001 (retired as Chief Executive Officer 2001). Director
		of Bank One Corporation, Weyco Group, Inc. and Wisconsin Energy
		Corporation.
John W. Weekly	72	Chairman and Chief Executive Officer of Mutual of Omaha Insurance	1995
		Company and United of Omaha Life Insurance Company (insurance
		companies) since 1998. Chairman of Companion Life Insurance
		Company, Mutual of Omaha Investor Services, Inc. and United World
		Life Insurance Company.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES.

DIRECTORS CONTINUING IN OFFICE
Terms Expiring at 2006 Annual Meeting

Name	Age	Business Experience During Last Five Years	Director Since

Samuel K. Skinner	65	Retired since 2003. Chairman, President and Chief Executive	1998
		Officer of USFreightways Corp. (transport) from 2000 to 2003.
		Co-Chairman of the law firm Hopkins & Sutter from 1998 to 2000.
		Director of Navigant Consulting, Inc., Diamond Cluster Inc., APAC
		Customer Services, Inc., DADE Behring, Inc., Express Scripts,
		Inc. and Click Commerce, Inc.
Elizabeth T. Solberg	64	Regional President and Senior Partner of Fleishman-Hillard Inc.	2001
		(public relations) since 1998. Director of Kansas City Life
		Insurance Company and Ferrellgas, Inc., which is the general
		partner of Ferrellgas Partners, L.P.
Richard H. Sonnentag	63	Managing partner of Cobham Group LP (investment partnership)	1997
		since 1994. Private investor since 1990. Served as a director of
		Midwest Airlines from 1983 to 1990.

Terms Expiring at 2005 Annual Meeting

Name	Age	Business Experience During Last Five Years	Director Since
Timothy E. Hoeksema	57	Chairman of the Board, President and Chief Executive Officer of	1983
		the Company since 1983. Director of The Marcus Corporation.
James G. Grosklaus	68	Retired. Executive Vice President and Director of Kimberly-Clark	1988
		Corporation (consumer products) from 1986 to 1996.
Ulice Payne, Jr	48	President and Chief Executive Officer of Milwaukee Brewers	1998
		Baseball Club from 2002 to 2003. Partner with the law firm of
		Foley & Lardner LLP from 1998 to 2002. Director of State
		Financial Services Corporation, Badger Meter, Inc. and Wisconsin
		Energy Corporation.
David H. Treitel	49	Chairman and Chief Executive Officer of SH&E, Inc. (aviation	1984
		consulting) since 1996. President of SH&E, Inc. from 1993 to
		1999. Equity Trustee of Lease Investment Flight Trust since 2001.
		Independent Trustee of Aircraft Finance Trust since 1999.

Independence, Meetings, Committees, Governance Documents and Communications with Board

Independence and Meetings

        The Company’s Board of Directors has affirmatively determined that all of the Company’s directors (other than Mr. Hoeksema) are “independent” as defined in the corporate governance listing standards of the New York Stock Exchange (“NYSE”) because they meet the categorical standards of independence adopted by the Board as (set forth below) and have no other relationships with the Company, and that Messrs. Sonnentag, Grosklaus and Payne meet the additional independence standards for Audit Committee members. The Board’s Audit, Compensation, and Board Affairs and Governance committees are comprised solely of independent directors. The categorical standards of independence adopted by the Board are set forth below.

1.	No officer or employee of the Company, nor any immediate family member of any officer or employee of the Company, qualifies as an independent director. In addition, no director who is a former employee of the Company qualifies as independent until three years after the employment has ended, except that employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent after such employment.

2.	No director who has received, or has an immediate family member who has received, more than $100,000 per year in direct compensation from the Company qualifies as an independent director until three years after he or she ceases to receive more than that amount. The following types of consideration are not considered: (1) director and committee fees; (2) pension and other deferred compensation for prior service if such compensation is not contingent in any way on continued service; (3) compensation paid to the director for former service as interim Chief Executive Officer or interim Chairman of the Board; and (4) compensation paid to an immediate family member for service as a non-executive officer of the Company.

3.	No director who is, or in the past three years has been, affiliated with or employed by a present or former auditor of the Company (or whose immediate family member has been so affiliated or employed) qualifies as independent until three years after the end of either the affiliation or the auditing relationship.

4.	No director qualifies as independent if he or she is, or in the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

5.	No director qualifies as independent if he or she is, or in the past three years has been, an executive officer or employee of another company (or if an immediate family member of the director is an executive officer of such a company) and the payments made by the Company to, or received by the Company from, the other company account for the greater of $1 million or 2% of the other company’s consolidated gross revenues.

        The Company’s Board of Directors held four in-person meetings and met 22 times by telephone in 2003. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he or she serves. It is the Company’s policy that its directors use their best efforts to attend (either in person or by telephone) all of the Board of Directors’ meetings, committee meetings, and annual and special shareholders’ meetings. If a Director attends by phone, then he or she is also able to answer questions asked at the Annual Meeting. All of the directors attended the Company’s 2003 Annual Meeting of Shareholders in person.

        The Company requires its non-management directors to meet in executive session at the end of each regularly scheduled Board of Directors meeting, not including routine telephonic meetings, and at such other times as any of the non-management directors determine necessary or appropriate. The chairperson of the Audit Committee, the Compensation Committee, and the Board Affairs and Governance Committee alternate as the presiding director of the executive sessions of the non-management directors.

Committees

        The Board of Directors has four standing committees: an Audit Committee, a Board Affairs and Governance Committee, a Compensation Committee and an Executive Committee.

        Audit Committee. The Audit Committee, which in 2003 met four times in person, four times on regularly scheduled quarterly telephone calls and once on an additional telephone call, currently consists of Messrs. Sonnentag (Chairman), Grosklaus and Payne. The Company’s Board of Directors has determined that Mr. Sonnentag qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”). The Audit Committee exercises the powers of the Board of Directors in connection with the Company’s accounting and financial reporting practices, and provides a channel of communication between the Board of Directors and the Company’s internal audit function and independent public accountants. A copy of the current Audit Committee Charter is attached to this proxy statement as Appendix A.

        Board Affairs and Governance Committee. The Board Affairs and Governance Committee (formerly known as the Board Affairs and Nominating Committee), which met four times in 2003, currently consists of Messrs. Treitel (Chairman) and Skinner and Ms. Solberg. The Board Affairs and Governance Committee recommends nominees for the Company’s Board of Directors and reviews qualifications, compensation and benefits for the Board of Directors, and other matters relating to the Board.

        The Board of Directors has delegated the identification, recruitment and screening process of director candidates for shareholder election to the Board Affairs and Governance Committee. In identifying and evaluating nominees for director, the Board Affairs and Governance Committee seeks to ensure that the Board of Directors possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Board Affairs and Governance Committee evaluates each candidate on a case-by-case basis regardless of who recommended the nominee based on the director expectations and qualifications set forth in the Company’s Corporate Governance Guidelines. In addition, the Board Affairs and Governance Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.”

        In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Board Affairs and Governance Committee takes into account all factors it considers appropriate, which may include leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity, values and sound business judgment. In addition, the Board Affairs and Governance Committee believes that all directors must possess the following specific qualities and skills:

•	A director should be highly accomplished in his or her respective field, with superior credentials and recognition.
•	A director should have expertise and experience relevant to the Company’s business, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.
•	A director must have time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.
•	A director should have demonstrated the ability to work well with others.

        The Board Affairs and Governance Committee will maintain a listing of potential directors who satisfy these criteria and whom the Committee believes are qualified to serve on the Board. The Committee will also solicit nominations from the Board of Directors. The Board Affairs and Governance Committee assesses the performance of each director whose term is expiring to determine whether he or she should be nominated for re-election. The Board Affairs and Governance Committee may retain resources including a director search firm to assist in the identification, recruitment and screening of director candidates.

        The Board Affairs and Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Shareholders should send their written recommendations for director nominees to the Board Affairs and Governance Committee care of the Secretary of the Company, together with appropriate biographical information concerning each proposed nominee, subject to the requirements described below.

        The Company’s Bylaws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the Company’s Bylaws. Pursuant to these requirements, a shareholder must give a written notice of intent to the Secretary of the Company not less than 45 days nor more than 70 days prior to the first annual anniversary of the date set forth on the Company’s proxy statement for the immediately preceding annual meeting as the date the Company first mailed the definitive proxy materials. To bring a nomination before the 2005 Annual Meeting, the nomination must be received between January 11, 2005 and February 5, 2005.

        The Board Affairs and Governance Committee has established the following procedure to allow parties to communicate directly with the non-management directors as a group. Written communications shall be addressed to:

Mr. David Treitel, Chair
Board Affairs and Governance Committee
Midwest Air Group, Inc.
c/o Secretary of the Company
6744 South Howell Avenue
Oak Creek, WI 53154

        Compensation Committee. The Compensation Committee, which met three times in 2003, consists of Messrs. Bergstrom (Chairman), Stratton and Weekly. The Compensation Committee establishes all forms of compensation for the officers of the Company, administers the Company’s benefit plans, reviews and recommends officer selection, responds to SEC requirements on Compensation Committee reports, and performs other functions relating to officer succession and compensation.

Executive Committee. The Executive Committee, which met once in 2003, consists of Messrs. Hoeksema (Chairman), Bergstrom and Stratton. The Executive Committee exercises the full authority of the Board of Directors in the management of the business affairs of the Company to the extent permitted by law or not otherwise limited by the Board of Directors.

Web Site Access to Certain Corporate Governance Documents

        The Company’s Corporate Governance Guidelines, will be available on the Company’s Web site at www.midwestairlines.com as of the date of the Meeting. The Board of Directors has adopted written charters for the Audit, Board Affairs and Governance and Compensation committees. These charters will be available on the Company’s Web site at www.midwestairlines.com as of the date of the Meeting. The Company is not including the information contained on or available through its Web site as a part of, or incorporating such information by reference into, this proxy statement.

Communications with Board of Directors

        Shareholders may communicate with the Board of Directors by writing to the Board of Directors, in care of the Secretary of the Company (or, at the shareholder’s option, to a specific director), 6744 South Howell Avenue, Oak Creek, WI, 53154. The Secretary will ensure that this communication (assuming it is properly marked to the Board of Directors or to a specific director) is delivered to the Board of Directors or the specified director, as the case may be.

        In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Company has established a confidential hotline for Company personnel and third parties to report violations of law, and questionable accounting and auditing practices. Concerns reported on the hotline are received directly by the chairman of the Audit Committee of the Board of Directors. Callers may request a personal response from the chairman, or they may remain anonymous. All concerns will be handled confidentially. The hotline number is 800-596-5429.

Director Compensation

        All directors who are not employees of the Company, any of the Company’s subsidiaries or any 10% or greater shareholder of the Company (“Non-employee Directors”) are paid an annual retainer of $25,000 per year, half payable in cash and half in common stock, and receive a fee of $2,000 for each Board meeting, $500 for telephonic Board or committee meetings and $1,000 for each committee meeting that they attend. The annual retainer for the Chair of the Audit Committee is an additional $5,000 and the annual retainer for all other committee chairs is an additional $2,500. The 1995 Stock Plan for Outside Directors (the “Director Plan”) allows each Non-employee Director to defer the receipt of fees for purposes of deferring recognition of income for tax purposes. Such deferral may be made to a share account for Common Stock granted under the Director Plan or to a cash account for those fees payable, at the director’s election, in cash. Such deferred fees (i) will be treated as invested in Common Stock, and ultimately will be paid in Common Stock, to the extent such fees would have been paid in Common Stock, or (ii) will otherwise earn a return at market rates. The directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. To encourage directors to stay well informed about the Company’s operations and service levels, the Board adopted a Director Travel Policy. Pursuant to the Director Travel Policy, each outside director and his or her spouse and dependent children are (a) eligible to purchase airline tickets at a price equal to the lowest fare structure for a specified flight and (b) entitled to one free roundtrip ticket per six-month period, in each case, subject to seat availability at the time of reservation.

EXECUTIVE OFFICERS

The executive officers of the Company as of March 5, 2004, together with their ages, positions and business experience for the past five years are:

NAME	AGE	POSITION

Timothy E. Hoeksema	57	Chairman of the Board, President, Chief Executive Officer and Director
Robert S. Bahlman	45	Senior Vice President and Chief Financial Officer
David C. Reeve	58	Senior Vice President-Operations
Carol N. Skornicka	62	Senior Vice President-Corporate Affairs, General Counsel and Secretary
Christopher I. Stone	53	Senior Vice President-Human Resources
Thomas J. Vick	40	Senior Vice President and Chief Marketing Officer
Dennis J. O'Reilly	48	Treasurer and Director of Investor Relations
James P. Rankin	40	Senior Vice President and General Manager, Midwest Airlines Saver Service

Timothy E. Hoeksema has been a Director, Chairman of the Board, President and Chief Executive Officer of the Company since 1983.

Robert S. Bahlman has served as the Senior Vice President and Chief Financial Officer of the Company since December 2002. Mr. Bahlman served as Senior Vice President, Chief Financial Officer and Controller from 1999 to 2002 and as Senior Vice President, Chief Financial Officer, Treasurer and Controller from 1998 to 1999. In December 2003, Mr. Bahlman announced his intention to resign from the Company. The Company is currently conducting a search for Mr. Bahlman’s successor. Mr. Bahlman will continue his employment during the first quarter 2004 to help ensure a smooth transition.

David C. Reeve has served as Senior Vice President of Operations of the Company since 1998 and has served as Chairman of the Board of Skyway Airlines, Inc. (d/b/a Midwest Connect) (“Midwest Connect”) since 1999. He served as President of Midwest Connect from 1997 to 2000.

Carol N. Skornicka has served as Senior Vice President of Corporate Affairs, Secretary and General Counsel of the Company since 1998.

Christopher I. Stone was appointed as Senior Vice President of Human Resources in 2000. Before joining the Company, he served Hewitt Associates, a compensation consulting firm, as Senior Consultant from 1994 to 2000.

Thomas J. Vick was appointed as Senior Vice President and Chief Marketing Officer in April 2001. Before joining the Company, he served as Senior Vice President of Account Strategy and Planning for Brierley & Partners from 1997 to April 2001.

Dennis J. O’Reilly has served as Treasurer and Director of Investor Relations since 1999. Mr. O’Reilly served as Assistant Treasurer from 1996 to 1999.

James P. Rankin was appointed Senior Vice President and General Manager, Midwest Airlines Saver Service in July 2003. He has also served as President and Chief Executive Officer of Midwest Connect since January 2001 and as Assistant Chief Pilot for Midwest Airlines from 1999 to 2000.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

        The following table sets forth, as of March 5, 2004 (unless otherwise indicated), the number of shares of Common Stock beneficially owned by (i) each director of the Company (including the nominees), (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock. Except as otherwise indicated, persons listed have sole voting and investment power over shares beneficially owned.

Name of Beneficial Owner	Shares	Percent of Class
Timothy E. Hoeksema	693,279 (1)(2)	3.9%
Robert S. Bahlman	128,606 (1)(2)	*
David C. Reeve	125,665 (1)(2)	*
Carol N. Skornicka	148,599 (1)(2)	*
Thomas J. Vick	39,800 (2)	*
John F. Bergstrom	29,845 (3)(4)	*
James G. Grosklaus	12,315 (5)	*
Ulice Payne, Jr	1,347	*
Samuel K. Skinner	8,403 (4)	*
Elizabeth T. Solberg	2,225 (4)	*
Richard H. Sonnentag	21,163 (6)	*
Frederick P. Stratton, Jr	50,278 (4)	*
David H. Treitel	11,076 (4)	*
John W. Weekly	10,773	*
All directors and executive officers	1,420,200 (1)(2)(4)	7.7%
as a group (17 persons)
FMR Corp.	1,699,000 (7)	9.8%
82 Devonshire Street
Boston, MA 02109
Heartland Advisors, Inc.	1,600,000 (8)	9.2%
and William J. Nasgovitz
789 North Water Street
Milwaukee, WI 53202
PRIMECAP Management Company	1,208,000 (9)	6.9%
225 South Lake Avenue #400
Pasadena, CA 91101
Vanguard Horizon Funds and Vanguard	1,073,000 (10)	6.2%
Capital Opportunity Fund
100 Vanguard Blvd
Malvern, PA 19355

Name of Beneficial Owner	Shares	Percent of Class
T. Rowe Price Associates, Inc.	1,030,500 (11)	5.9%
100 East Pratt Street
Baltimore, MD 21202
Marshall & Ilsley Corporation	842,042 (12)	4.8%
770 North Water Street
Milwaukee, WI 53202

* Less than one percent.

(1)	Includes shares of Common Stock in which the person or persons noted had an interest under the Midwest Airlines Savings & Investment Plan as of December 31, 2003. Such plan’s Common Stock fund is a unitized account that is invested in Common Stock and in liquid funds. As of a given date, each participant with an investment in the stock fund has a number of share units, and the participant’s interest in Common Stock depends upon the aggregate number of shares of Common Stock held in the stock fund as of that date. Thus, each participant has voting rights with respect to share units based upon the aggregate number of shares held in the stock fund as of the record date for a shareholders’ meeting. Each participant has the ability to divest share units through intraplan transfers.

(2)	Includes shares of Common Stock that may be purchased under currently exercisable stock options within 60 days of the record date, as follows: Mr. Hoeksema, 554,800 shares; Mr. Bahlman, 125,600 shares; Mr. Reeve, 125,600 shares; Ms. Skornicka, 148,100 shares; Mr. Vick, 39,800 shares; and all directors and executive officers as a group, 1,128,320 shares.

(3)	Mr. Bergstrom shares voting and investment control over 1,745 shares that are held in trust for the benefit of Mr. Bergstrom’s children.

(4)	Includes shares of Common Stock the receipt of which has been deferred by certain Non-employee Directors pursuant to the Director Plan, as follows: Mr. Bergstrom, 5,600 shares; Mr. Skinner, 7,251 shares; Ms. Solberg, 2,225 shares; Mr. Stratton, 10,278 shares; and Mr. Treitel, 9,951 shares.

(5)	Includes 5,024 shares of Common Stock held by Mr. Grosklaus’ wife.

(6)	Includes 2,475 shares of Common Stock held by the Cobham Group LP, a limited partnership for which Mr. Sonnentag serves as the general partner and a limited partner.

(7)	As reported to the Securities and Exchange Commission on Schedule 13G, FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson have sole dispositive power over 1,699,000 shares as of December 31, 2003.

(8)	As reported to the Securities and Exchange Commission on Schedule 13G, Heartland Advisors, Inc. and William J. Nasgovitz have shared voting power and shared dispositive power over 1,600,000 shares, as of December 31, 2003.

(9)	As reported to the Securities and Exchange Commission on Schedule 13G, PRIMECAP Management has sole voting power over 108,000 shares and sole dispositive power over 1,208,000 shares, as of December 31, 2003.

(10)	As reported to the Securities and Exchange Commission on Schedule 13G, Vanguard Horizon Funds and Vanguard Capital Opportunity Fund have sole voting power over 1,073,000 shares, as of December 31, 2003.

(11)	As reported to the Securities and Exchange Commission on Schedule 13G, T. Rowe Price Associates has sole voting power over 154,900 shares and sole dispositive power over 1,030,500 shares, as of December 31, 2003.

(12)	As reported to the Securities and Exchange Commission on Schedule 13G, Marshall & Ilsley has sole voting power and sole dispositive power over 500 shares, as of December 31, 2003. Marshall & Ilsley also reported shared voting and dispositive power over 841,492 shares, of which it disclaimed beneficial ownership over 838,242 shares, as of December 31, 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information regarding compensation paid by the Company for each of the Company’s last three years to the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers during 2003 (collectively, the “named executive officers”) for services rendered in all capacities to the Company at any time during such periods.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($)	Securities Underlying Options (#) (2)	All Other Compensation ($) (3)
Timothy E. Hoeksema	2003	$285,000	$ 25,811	$ 0	72,000	$ 37,277
Chairman of the Board, President	2002	330,000	25,803	0	72,000	42,063
and Chief Executive Officer	2001	342,000	25,803	0	72,000	47,410
Robert S. Bahlman	2003	144,174	7,336	0	20,000	8,846
Senior Vice President and	2002	173,004	7,333	0	23,000	15,404
Chief Financial Officer	2001	173,004	7,333	0	20,000	18,788
David C. Reeve	2003	142,500	3,385	0	20,000	13,061
Senior Vice President-	2002	171,000	3,385	0	23,000	15,272
Operations	2001	169,685	3,385	0	20,000	19,056
Carol N. Skornicka	2003	139,576	7,336	0	20,000	10,666
Senior Vice President-	2002	167,496	7,333	0	23,000	12,776
Corporate Affairs, Secretary	2001	167,496	7,333	0	20,000	16,890
and General Counsel
Thomas J. Vick	2003	153,485	0	0	20,000	5,143
Senior Vice President and	2002	214,173	0	0	23,000	13,640
Chief Marketing Officer	2001	147,597	0	0	20,000	69,959

(1)	The control measures and the Company’s failure to meet the minimum operating income performance threshold in 2003 resulted in no bonus awards being payable with respect to 2003 performance. The 2003 bonus payout represents payment from the Annual Incentive Plan award bank generated by 1998 performance and paid for the 2002 Plan year.

(2)	Represents options granted under the Midwest Express Holdings, Inc. 1995 Stock Option Plan.

(3)	The amounts shown for 2003 consist of Midwest Airlines’ contributions under: (i) the Midwest Express Airlines, Inc. Retirement Account Plan (Mr. Hoeksema – $20,663, Mr. Bahlman – $7,105, Mr. Reeve – $10,331, Ms. Skornicka – $10,538 and Mr. Vick – $5,096); (ii) other supplemental retirement arrangements (Mr. Hoeksema – $10,114, Mr. Bahlman – $1,741, Mr. Reeve – $2,730, Ms. Skornicka – $128 and Mr. Vick – $47); and (iii) professional services paid (Mr. Hoeksema – $6,500).

Option Grants in 2003

        The following table presents certain information as to grants of options to purchase Common Stock made to each of the named executive officers during 2003 pursuant to the Midwest Express Holdings, Inc. 1995 Stock Option Plan (the “Option Plan”).

	Individual Grants of Common Stock (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Grant Term (2)
Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	At 5% Annual Growth Rate	At 10% Annual Growth Rate
Timothy E. Hoeksema	72,000	5.5%	$3.36	2/19/13	$152,142	$385,558
Robert S. Bahlman	20,000	1.5	3.36	2/19/13	42,262	107,099
David C. Reeve	20,000	1.5	3.36	2/19/13	42,262	107,099
Carol N. Skornicka	20,000	1.5	3.36	2/19/13	42,262	107,099
Thomas J. Vick	20,000	1.5	3.36	2/19/13	42,262	107,099

(1)	The options to purchase Common Stock reflected in the table (which are nonstatutory stock options for purposes of the Internal Revenue Code of 1986, as amended (the “Code”)) were granted effective February 19, 2003 and vest 30% on the first anniversary of the date of grant, another 30% on the second anniversary of the date of grant, and the final 40% on the third anniversary of the date of grant. The options are subject to early vesting in the case of the optionee’s death, disability or retirement, or a change of control (as defined in the Option Plan) of the Company.

(2)	This presentation is intended to disclose the potential value that would accrue to the optionee if the options were exercised the day before they would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the SEC regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

Aggregated Option Exercises in 2003 and Year-End Option Values

        None of the named executive officers exercised options to acquire Common Stock during 2003. The following table sets forth information regarding the year-end value of unexercised options held by such officers under the Option Plan.

Option Values as of December 31, 2003

	Number of Securities Underlying Unexercised Options at December 31, 2003	Value of Unexercised in-the-Money Options at December 31, 2003 (1)
Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Timothy E. Hoeksema	482,800/151,200	$0/61,200
Robert S. Bahlman	104,700/44,100	0/17,000
David C. Reeve	104,700/44,100	0/17,000
Carol N. Skornicka	127,200/44,100	0/17,000
Thomas J. Vick	18,900/44,100	0/17,000

(1)	The dollar values are calculated by determining the difference between the fair market value of the underlying stock as of December 31, 2003, which was $4.21, and the exercise price of the options.

Agreements with Named Executive Officers

        The Company has agreements with Mr. Hoeksema, Mr. Bahlman, Mr. Reeve, Ms. Skornicka and Mr. Vick that provide that each such officer is entitled to benefits if, after a change in control (as defined in the agreements) of the Company, such officer’s employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or (ii) termination by the officer following the first anniversary of the change in control or due to a breach of the agreement by the Company or a significant adverse change in the officer’s responsibilities. In general, the benefits provided are: (a) a cash termination payment one to three times the sum of the executive officer’s annual salary and highest annual bonus during the three years before the termination, (b) continuation of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination, (c) supplemental pension benefits and (d) outplacement services. Each agreement provides that, if any portion of the benefits, under the agreement or under any other agreement, would constitute an “excess parachute payment” for purposes of the Code, benefits are reduced so that the executive officer is entitled to receive $1 less than the maximum amount that such officer can receive without becoming subject to the 20% excise tax imposed by the Code, or which the Company may pay without loss of deduction under the Code.

Board Compensation Committee Report on Executive Compensation

Background

        The Compensation Committee of the Board of Directors (the “Compensation Committee”) has responsibility to establish the compensation and benefits for officers of the Company, among others.

        A key objective of employee compensation is to ensure that a company delivers compensation that is sufficient to attract and retain qualified employees. Thus, as part of its compensation strategy, every company needs to identify its competitors for executive and other employee talent and where it should position itself relative to the compensation those competitors provide. Generally, the Company’s competitors for personnel are others in the airline industry. However, in determining where the Company should position itself with respect to compensation relative to airline competitors and to industry in general, the Company is unusual in that there are no airlines of the same size, sales volume and strategy (services delivered/markets served).

        Given this background, the Compensation Committee believes it must utilize a number of non-industry specific sources of data to ensure it maintains a competitive position not just with the airline industry, but with other service-related industries as well. While the Compensation Committee believes it is appropriate to continue to survey the airline industry, the Committee also believes it is important to survey other relevant service industries and industry in general. Further, the Committee believes the Company must hold executive officers accountable for and base Companywide compensation decisions on individual and Company performance, and general economic as well as industry conditions, using the following framework:

1.	As the Company has in the past, it should continue to work at aligning the total compensation of its employees with industry practice while maintaining a cost structure that will allow the Company to compete, survive and be successful over the long term.
2.	The Company must create and maintain compensation structures that continue to allow it to attract and retain a high quality work force.
3.	The Company’s total compensation package must recognize and reward its employees for their contributions to the Company’s success.
4.	Compensation must align the interests of employees with those of the Company’s shareholders.

        The Company is a regular participant in two airline industry surveys. An Air Conference survey presents information concerning salary, benefits and work rules relating to 20 member carriers. This survey is primarily directed at line employee groups (pilots, flight attendants, customer service and reservations representatives, mechanics, inspectors, dispatchers, aircraft cleaners, etc.). The Company also participates in the Salary Information Retrieval System survey conducted by Organization Resources Counselors, Inc. This survey, which is updated semi-annually, includes major and national airlines. It focuses on management, office and some line positions. Neither survey reports, however, on executive officer and other senior management compensation. The Company also relies on available market information regarding competitive compensation practices for positions that are not specific to the airline industry.

        In 2003, for purposes of setting compensation for officers, the Company utilized current market survey data collected by Watson Wyatt Data Services and William M. Mercer in their Top Management Compensation Survey and their Executive Compensation Survey, respectively. These surveys provide data on average salaries (and percentiles), short-term bonus eligibility and level of payment, and long-term bonus eligibility. These surveys provide general, all-industry data summaries as well as industry-specific summaries.

        The Company also collected compensation data from the EDGAR database of the U.S. Securities and Exchange Commission. This database provides access to proxy statements of all publicly traded companies, which include information regarding executive compensation that those companies paid. The Company used the database to collect compensation data relating to other airlines whose revenue was the same as or greater than the Company’s for analysis and comparison.

        In addition, in 2003 the Company participated in an Airline Industry Executive Compensation Survey conducted by Organization Concepts and sponsored by several other carriers.

        Based on the surveys and the results of the Company’s analysis of executive compensation that other airlines paid, the Compensation Committee concluded that compensation for the Company’s officers in 2003 was in need of adjustment given the Company’s size and given the levels of executive compensation paid in the airline industry and industry in general.

2003 Compensation

        Base Salary. The approach the Compensation Committee used to establish 2003 compensation for the Company’s executive officers involved evaluating each position on an objective basis relative to market rates as reflected in the information described above and establishing a base salary range for each position based upon that evaluation. The Company determined market value for positions by analyzing the amount that other employers pay for experienced employees in comparable positions, using available specific data regarding other employers’ pay practices and market survey data, and setting market values for the Company’s positions based upon this analysis. In considering information concerning other employers’ pay practices, the Company did not factor in the performance of individual employers. The resulting market value (or “midpoint”) for each position represented the dollar value of base compensation that the Company was willing to pay an experienced employee for competently performing in his or her job. Using the midpoint for each position, the Compensation Committee approved a salary range for each executive officer position, where the minimum salary was 20% below the midpoint and the maximum salary was 20% above the midpoint. For each individual executive officer, the Compensation Committee established a base salary within the established range based upon an individual’s experience, length of service in the position and, most importantly, performance. However, given general economic conditions and conditions within the airline industry during 2003, the Company did not adjust base salary midpoints or actual base salaries for any executive officer positions. In conjunction with other cost reduction decisions, the Senior Leadership Team of the Company decided to impose a 20% base pay reduction on themselves and Mr. Hoeksema imposed a 25% reduction on himself effective March 1, 2003 for the balance of 2003.

        Incentive Payments. Incentive payments are an integral part of the Company’s compensation approach for several reasons. First, such payments are intended to provide employees with appropriate incentives to reach higher levels of performance. Second, these payments are necessary in light of competitive practice to attract and retain high quality employees. Third, the payments provide the Company with a means to deliver additional compensation to employees as performance justifies such compensation without resulting in increases in the Company’s salary structure that become “fixed” costs.

        The Company delivers incentive compensation to executive officers and senior management through the Company’s Annual Incentive Plan, which the Compensation Committee administers. The plan provides incentives to create additional shareholder value, or “Shareholder Value Added.” Shareholder Value Added is a dollar amount equal to the excess of net operating profit after tax over a calculated cost of the capital employed in the Company. The plan provides that Target Awards under the plan may focus on corporate Shareholder Value Added, subsidiary Shareholder Value Added and/or individual performance measures that drive shareholder value as determined by the Compensation Committee.

        Under the Annual Incentive Plan, for 2003 the Compensation Committee approved for each eligible employee an annual incentive Target Award that represented a percentage of the base salary range midpoint for the employee’s position. The Target Awards for executive officers ranged from 30% of an officer’s midpoint to 100% of an officer’s midpoint. The recent generally available information on executive compensation indicates that these Target Award percentages are competitive with respect to airline industry practice. The Annual Incentive Plan does not provide for a maximum award; however, to provide an incentive for executives to remain with the Company, the plan specifies that any awards earned in excess of an employee’s Target Award are credited to an account for the participant in an “award bank.” A participant’s balance in the award bank is subject to forfeiture, and one-third of the balance is payable in each of the following three years, assuming continued employment.

        For the Company’s executive officers for 2003, the Compensation Committee chose 100% of budgeted operating income as the minimum incentive earnings level as the primary performance criterion used for determining the amount that could be paid to each officer. Awards were subject to control measures that prohibited awards in the event the Company failed to meet the minimum operating income threshold established under the Company’s Profit Sharing Plan. Awards were also subject to control measures that gave the Compensation Committee the discretion to take into account unusual Company or industry conditions or events, and any failure to achieve cost reduction goals. These control measures and the Company’s failure to meet the minimum Shareholder Value Added and budgeted operating income thresholds in 2003 resulted in no awards being payable with respect to 2003 performance.

        Long-term Compensation. The Compensation Committee intends to rely on awards under its Option Plan to provide long-term incentives to executive officers and senior management, and to align their interests with those of shareholders. Although this is a common form of compensation, it is difficult to compare stock option compensation from one employer to another due to the difficulty in valuing options at the time they are awarded and thereafter. For 2003, the Compensation Committee approved awards of options to executive officers and certain members of senior management, with the sizes of the awards determined relative to the scope of the position and market data without taking into account options previously granted or an officer’s shareholdings. All options were granted at fair market value as of the date of grant pursuant to the terms of the Option Plan approved by shareholders.

        Other Compensation. The Company has established other elements of a compensation package for executive officers that include a 401(k) savings plan that has a Company match feature (up to a maximum of $5,250), a defined contribution plan and a supplemental benefit plan. The Compensation Committee believes these elements and their terms are consistent with competitive practice.

Chief Executive Officer Compensation

        The Compensation Committee determined that Mr. Hoeksema’s performance in his position has been outstanding. However, given the general economic conditions and the conditions in the airline industry, the Compensation Committee held his 2003 base salary at $360,000, an amount below the base salary range midpoint the Compensation Committee previously established for his position, but within the previously established range. Effective March 1, 2003, Mr. Hoeksema imposed a 25% pay reduction on himself to a $270,000 base salary rate for the balance of 2003. Mr. Hoeksema’s annual incentive Target Award under the Annual Incentive Plan for 2003 represented 100% of his base salary midpoint. As noted above, no award was payable based on 2003 Company performance. In 2003, Mr. Hoeksema received options to purchase 72,000 shares on the basis described above.

Section 162(m) Limitations

        Under Section 162(m) of the Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain acceptable criteria or is otherwise excluded from the limitation. The Compensation Committee intends to qualify a sufficient amount of compensation to its executive officers so that Section 162(m) of the Code will not adversely impact the Company.

        The foregoing report has been approved by all members of the Compensation Committee.

The Compensation Committee
John F. Bergstrom, Chairman
Frederick P. Stratton, Jr.
John W. Weekly

AUDIT COMMITTEE REPORT

        In accordance with its written Charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures, and internal controls and procedures, rests with management, with the Company’s independent auditors responsible for auditing the Company’s financial statements.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls, and the internal audit function’s responsibilities and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risk.

        The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

        The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2003 with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements, and the independent auditors have the responsibility for the examination of those financial statements.

        Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

        The foregoing report has been approved by all members of the Audit Committee.

The Audit Committee
Richard H. Sonnentag, Chairman
James G. Grosklaus
Ulice Payne, Jr.

PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return on the Company’s Common Stock for the period beginning December 31, 1998 and ending December 31, 2003, with the cumulative total return of the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and the AMEX Airlines Index (“AMEX Airlines Index”) based on the closing value of each index beginning December 31, 1998 and ending December 31, 2003. The graph assumes investments of $100 on December 31, 1998 in Common Stock of the Company at its closing price of $26.31 per share on December 31, 1998 (as adjusted for the 3-for-2 splits of Common Stock effected on May 27, 1998), and the S&P 500 Index and the AMEX Airlines Index at their respective December 31, 1998 closing prices. Any dividends are assumed to be reinvested.

MIDWEST AIR GROUP, INC.
Relative Market Performance

December 31, 1998 to December 31, 2003

[GRAPHIC OMITTED]

	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03

Midwest Air Group, Inc.	$100.00	$121.14	$ 55.82	$55.49	$20.33	$16.00

AMEX Airlines Index (1)	100.00	101.19	111.40	58.02	25.58	40.47

S&P 500 Index	100.00	119.53	107.41	93.40	71.57	90.46

(1)	The AMEX Airlines Index consists of Alaska Airlines, Inc., AMR Corporation, Continental Airlines, Inc., Delta Air Lines, Inc., ExpressJet Holdings, Inc., JetBlue Airways Corporation, KLM Royal Dutch Airlines, Northwest Airlines, Inc., Skywest, Inc. and Southwest Airlines Co.

INDEPENDENT AUDITORS

        Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) served as the Company’s independent auditors in 2003. Representatives of Deloitte will be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so. The Company’s independent auditors for 2004, Deloitte, will be formally approved in April 2004.

Fees:

The following table summarizes the aggregate fees billed to the Company by Deloitte for professional services performed in 2003 and 2002:

Fees	2003	2002
Audit Fees (1)	$254,000	$184,000
Audit-related Fees (2)	35,000	34,000
Tax Fees (3)	168,000	139,000
All Other Fees	0	0

Total	$457,000	$357,000

(1)	Audit Fees. Fees for audit services billed in 2003 consisted of:
•	Audit of the Company’s annual financial statements;
•	Reviews of the Company’s quarterly financial statements;
•	Comfort letters, statutory and regulatory audits, consents and other services related to Securities and Exchange Commission matters;
•	Consultations about accounting for restructuring; and
•	Reviews of Securities and Exchange Commission documents associated with financing and restructuring. Fees for audit services billed in 2002 consisted of:
•	Audit of the Company's annual financial statements;
•	Reviews of the Company's quarterly financial statements; and
•	Comfort letters, statutory and regulatory audits, consents and other services related to Securities and Exchange Commission matters.
(2)	Audit-related Fees. Fees for audit-related services billed in 2003 and 2002 consisted of:
•	Audits of airport passenger facility charges and payments made under the Air Transportation Stabilization Act.
(3)	Tax Fees. Fees for tax services billed in 2003 and 2002 consisted of tax compliance and tax planning/advice:
•	Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings, consisting of:
(i)	Federal, state and local income tax return assistance;
(ii)	Sales and use, property and other tax return assistance;
(iii)	Requests for technical advice from taxing authorities; and
(iv)	Assistance with tax audits and appeals.
•	Tax planning/advice are services rendered with respect to proposed transactions or alterations to a transaction to obtain a particular tax result. Such services consist of:
(i)	Tax advice related to the tax effects of restructuring of the business; and
(ii)	Tax advice associated with the change in corporate names.

Pre-Approval Policy and Independence

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. The Audit Committee approved 100% of the services performed by Deloitte in 2003, as identified above. The Audit Committee considered the non-audit services provided by Deloitte in 2003 and determined that the provision of those services is compatible with maintaining auditor independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company’s officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. The Company files the required reports on behalf of the officers and directors. The Company believes that, during the year ended December 31, 2003, all of its directors and executive officers complied with Section 16(a) filing requirements except as set forth below. Mr. O’Reilly failed to timely file a Form 3 and a Form 4 in 2004 relating to an option grant under the Company’s 1995 Stock Option Plan. Messrs. Bahlman, Hoeksema, Rankin, Reeve, Stone and Vick and Ms. Skornicka each failed to timely file one Form 4 in 2003 relating to an option grant under the Company’s 1995 Stock Option Plan. Mr. Bergstrom failed to timely file one Form 4 in 1999, 2000 and 2002 and two Form 4s in 2001, each of which related to a single transaction.

OTHER MATTERS

        The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2003. Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders who hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s 2003 Annual Report on Form 10-K and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2003 Annual Report on Form 10-K and/or this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by writing or calling Midwest Air Group, Inc., Attention: Investor Relations, 6744 South Howell Avenue HQ-14, Oak Creek, WI, 53154; (414) 570-3954.

        The cost of solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company also reserves the right to retain a proxy solicitor to solicit proxies, in which case the Company will pay the solicitor’s fees and expenses. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

        The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented to the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

        A shareholder who intends to present a shareholder’s proposal at the 2005 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”) must deliver the proposal to the Company no later than November 22, 2004 if such proposal is to be included in the Company’s proxy materials for the 2005 Annual Meeting.

        A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2005 Annual Meeting of Shareholders must comply with the requirements set forth in the Company’s Bylaws. Among other things, a shareholder must give written notice to the Secretary of the Company not less than 45 days and not more than 70 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for its 2004 Annual Meeting of Shareholders. Therefore, since the Company anticipates mailing its proxy statement on March 22, 2004, the Company must receive written notice of a shareholder’s intent to present business, other than pursuant to Rule 14a-8, at the 2005 Annual Meeting of Shareholders no sooner than January 11, 2005, and no later than February 5, 2005.

        If the notice is received after February 5, 2005, then the Company is not required to present such proposal at the 2005 Annual Meeting of Shareholders because the notice will be considered untimely. If the Board of Directors chooses to present such a shareholder’s proposal submitted after February 5, 2005 at the 2005 Annual Meeting of Shareholders, then the persons named in proxies solicited by the Board of Directors for such meeting may exercise discretionary voting power with respect to such proposal.

By Order of the Board of Directors,
/s/ Carol N. Skornicka
Carol N. Skornicka
Milwaukee, Wisconsin	Senior Vice President-Corporate Affairs,
March 22, 2004	Secretary and General Counsel

Appendix A

MIDWEST AIR GROUP, INC.
AUDIT COMMITTEE CHARTER
Revised February 2004

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Midwest Air Group, Inc. is to assist the Board in its oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Corporation’s internal audit function and the independent auditors.

Composition, Membership and Meeting Requirements

a)	The Committee shall consist of at least three members from the Board of Directors, all of whom have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. All Committee members shall be independent as defined in the listing standards of the NYSE, as well as in compliance with legal requirements. The Corporation shall explicitly disclose in its proxy statement whether the Audit Committee members are independent.

b)	Director’s compensation must be the sole remuneration from the Corporation to Committee members, as defined in the listing standards of the NYSE.

c)	Committee members shall be financially literate or must become financially literate (as such qualification is interpreted by the Board) within a reasonable period of time after appointment to the Committee. The Corporation will disclose in its proxy statement whether at least one member of the Committee is a financial expert. In addition, the name of the financial expert and whether the individual is independent of management will be disclosed.

d)	At least one member of the Committee must have accounting or related financial management expertise (as such qualification is interpreted by the Board in accordance with SEC regulations).

e)	The Committee or Board shall designate a member of the Committee to act as its Chairman.

f)	The Committee will meet in person at least four times per year. The Committee may convene at other times during the year at the Chairman’s request or at the direction of the Board.

g)	Management will actively participate in Committee meetings; the Chief Financial Officer will attend all meetings and the Chief Executive Officer will attend meetings as circumstances allow.

h)	A written agenda will be used for all meetings. The Chairman will review the proposed meeting agenda prepared by the Chief Financial Officer (with input from the internal and external auditors) prior to the meeting to ensure that an appropriate amount of time is devoted to each topic.

i)	New Committee members will be provided appropriate training materials, including pertinent information about the Committee and the Corporation’s business.

Committee Responsibilities

The Committee shall have, without limitation by reason of enumeration, the power and responsibility to:

a)	Review and assess the adequacy of this charter on an annual basis. Disclose annually, in the Corporation’s proxy statement, that a charter governs the Committee. At least once every three years, include a copy of the charter as an appendix to the Corporation’s proxy statement. Provide an audit committee report in the Corporation’s proxy statement as required by the SEC.

b)	Report regularly to the Board of Directors.

c)	Appoint, replace when necessary, authorize compensation and oversee the work of the Corporation’s independent auditors. The independent auditor is ultimately accountable to the Committee and the Board. Such firm shall comply with applicable legal requirements in regard to engagement staffing.

d)	Approve the audit fees and other fees payable to the independent auditors prior to the engagement of the firm.

e)	Review and authorize the scope of the independent auditors’ annual and interim examinations. Also review the overall audit approach and the key audit risk considerations.

f)	Review the reports and comments of the independent auditor and authorize the taking of any appropriate responsive actions. Such reports shall include all communications required by law. Review with the independent auditor any audit problems or difficulties, and management’s response.

g)	Obtain and review a report, at least annually, from the independent auditor describing: (1) the firm’s internal quality control procedures; (2) any material issues raised by the most recent internal quality control review or peer review; (3) any material issues raised by inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (4) all relationships between the independent auditor and the Corporation (to assess independence).

h)	Approve any other services to be performed by the independent auditor prior to the engagement of the firm. Such engagements will be disclosed by the Committee in accordance with legal requirements. The independent auditors will not be engaged to perform any services for the Company that are prohibited by law.

i)	Set clear hiring policies for employees or former employees of the independent auditor, in accordance with the Sarbanes-Oxley Act of 2002.

j)	(1) Review and discuss the Corporation’s annual audited financial statements (and Annual Report on Form 10-K) and quarterly financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors, prior to releasing the information to the investing public. These discussions will include all communications required by the Sarbanes-Oxley Act of 2002; (2) discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) 61, Communication with Audit Committees; (3) ensure that the Corporation’s independent auditors submit to the Committee on a periodic basis, a formal written statement (as required by Independence Standards Board ISB Standard No. 1, Independence Discussions with Audit Committees), delineating all relationships between such firm and the Corporation, actively engage in a dialogue with such firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the firm, and recommend that the Board of Directors take appropriate action in response to the firm’s report to satisfy itself of the firm’s independence; and (4) determine whether to recommend to the Board of Directors that the Corporation’s annual audited financial statements be included in the Annual Report on Form 10-K.

k)	Discuss earnings news releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

l)	Maintain an internal audit function. Review and approve the annual Internal Audit Plan. Regularly review the reports of the internal audit staff. Consider the adequacy of the Corporation’s systems of internal controls. Discuss the responsibilities, budget and staffing of the internal audit function with the independent auditors. Review the coordination of efforts between the external and internal auditors.

m)	Review the following: (1) major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles; (2) major issues as to the adequacy of the company’s internal controls and any special audit steps adopted in light of material control deficiencies; (3) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP treatments on the financial statements; and (4) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements.

n)	In private session, at least annually, meet with the Corporation’s independent auditors, internal auditors and management. In addition, the Committee members will meet in executive session at least annually.

o)	Retain special legal or accounting services or other consultants to advise the Committee as necessary and receive appropriate funding for compensation of such advisors.

p)	Request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

q)	Review, to the extent it deems appropriate, any significant issues concerning litigation, contingent liabilities, tax matters and insurance matters relating to the Corporation.

r)	Monitor the Corporation’s processes for compliance with policies and procedures for officers’ expense reports.

s)	Review information systems of the Corporation.

t)	Discuss policies with respect to risk assessment and risk management.

u)	Approve conflict of interest transactions in accordance with, and pursuant to, the Corporation’s By-laws.

v)	Investigate any potential illegal acts that come to the Committee’s attention that could in its view have a material effect on the Corporation’s financial statements and take any action, or recommend to the Board any action, with respect thereto.

w)	Investigateany matter or take any action, or recommend to the Board any action that the Committee considers appropriate, including without limitation in response to the reports and comments of both the independent auditors and internal audit staff.

x)	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. This system will be capable of the receipt of complaints from both the Corporation’s personnel and third parties, and will maintain the anonymity of complaints made by company employees.

y)	Undertake an annual evaluation of the Committee’s effectiveness.

While the Committee has the responsibilities and powers set forth above, it is not the duty of the Committee to plan or conduct audits, and the Committee is not responsible for the preparation, content, integrity or objectivity of the Corporation’s financial statements. Further, it is not the duty of the Committee to assure compliance with the Corporation’s rules, policies and procedures, or except as provided above, to conduct investigations.

MIDWEST AIR GROUP, INC.
(formerly known as MIDWEST EXPRESS HOLDINGS, INC.)

2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON April 22, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned does hereby constitute and appoint Timothy E. Hoeksema and Carol N. Skornicka, or either of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Midwest Air Group, Inc. to be held on Thursday, April 22, 2004 at the Clarion Hotel Airport, 5311 South Howell Avenue, Milwaukee, Wisconsin, at 10:00 a.m., CDT, and at any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Annual Meeting or any adjournments or postponements thereof, hereby revoking any other Proxy heretofore executed by the undersigned for such Annual Meeting. The undersigned acknowledges receipt of the notice of Annual Meeting of Shareholders and the Proxy Statement.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then the Proxy will be voted FOR the election of the nominees listed.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MIDWEST AIR GROUP, INC.

(formerly known as MIDWEST EXPRESS HOLDINGS, INC.)

April 22, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

Please detach along perforated line and mail in the envelope provided.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  |X|
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED.
PLEASE VOTE, SIGN, DATE, DETACH AND RETURN PROMPTLY YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

1. To elect three directors to serve for a three-year term to expire at the 2007 Annual Meeting		2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Nominees:
[_] FOR ALL NOMINEES	(_) John F. Bergstrom
[_] WITHHOLD AUTHORITY FOR ALL NOMINEES	(_) Frederick P. Stratton, Jr.
[_] FOR ALL EXCEPT (See instruction below)	(_) John W. Weekly

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at [_]
right and indicate your new address in the address space
above. Please note that changes to the registered name(s) on
the account may not be submitted via this method		MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. [_]

Signature of Shareholder___________________________ Date_____________ Signature of Shareholder___________________________ Date_____________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAVINGS & INVESTMENT PLAN

MIDWEST AIR GROUP, INC.
(formerly known as MIDWEST EXPRESS HOLDINGS, INC.)

2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON April 22, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned does hereby constitute and appoint Timothy E. Hoeksema and Carol N. Skornicka, or either of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Midwest Air Group, Inc. to be held on Thursday, April 22, 2004 at the Clarion Hotel Airport, 5311 South Howell Avenue, Milwaukee, Wisconsin, at 10:00 a.m., CDT, and at any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Annual Meeting or any adjournments or postponements thereof, hereby revoking any other Proxy heretofore executed by the undersigned for such Annual Meeting. The undersigned acknowledges receipt of the notice of Annual Meeting of Shareholders and the Proxy Statement.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then the Proxy will be voted FOR the election of the nominees listed.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MIDWEST AIR GROUP, INC.

(formerly known as MIDWEST EXPRESS HOLDINGS, INC.)

SAVINGS & INVESTMENT PLAN

April 22, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

Please detach along perforated line and mail in the envelope provided.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  |X|
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED.
PLEASE VOTE, SIGN, DATE, DETACH AND RETURN PROMPTLY YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

1. To elect three directors to serve for a three-year term to expire at the 2007 Annual Meeting		2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Nominees:
[_] FOR ALL NOMINEES	(_) John F. Bergstrom
[_] WITHHOLD AUTHORITY FOR ALL NOMINEES	(_) Frederick P. Stratton, Jr.
[_] FOR ALL EXCEPT (See instruction below)	(_) John W. Weekly	As a participant in the Midwest Airlines Savings and
    Investment Plan (the "Plan"), you have the right to give
    instructions to the plan trustee, Marshall & Ilsley Trust
    Company N.A. (the "Trustee"), as to the voting of certain
    shares of Midwest Air Group, Inc. common stock allocated to your account in the Plan. If you do not provide
    instructions to the Trustee at least five days prior to the
    Annual Meeting, then the Trustee will vote the shares
    allocated to your Plan account pursuant to instructions
received by the Trustee from the Plan's Advisory Committee.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at [_]
right and indicate your new address in the address space
above. Please note that changes to the registered name(s) on
the account may not be submitted via this method		MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. [_]

Signature of Shareholder___________________________ Date_____________ Signature of Shareholder___________________________ Date_____________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.